EXHIBIT 32.1

Certification

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350, the undersigned officer of The St. Paul Travelers Companies, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 9, 2004	By:	Jay S. Fishman
		Name:	Jay S. Fishman
		Title:	Chief Executive Officer